Exhibit 99.1

Nordstrom 401(k) Plan &
Profit Sharing
Employer ID No: 91-0515058
Plan Number: 001

Financial Statements as of December 31, 2014 and 2013
and for the Year Ended December 31, 2014,
Supplemental Schedule as of December 31, 2014 and
Report of Independent Registered Public Accounting Firm

NORDSTROM 401(k) PLAN & PROFIT SHARING
PLAN YEAR ENDED DECEMBER 31, 2014
All other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Retirement Committee and Participants of
Nordstrom 401(k) Plan & Profit Sharing
Seattle, Washington

We have audited the accompanying statements of net assets available for benefits of Nordstrom 401(k) Plan & Profit Sharing (the "Plan") as of December 31, 2014 and 2013, and the related statement of changes in net assets available for benefits for the year then ended December 31, 2014. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2014 and 2013, and the changes in net assets available for benefits for the year then ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The supplemental schedule of assets (held at end of year) as of December 31, 2014 has been subjected to audit procedures performed in conjunction with the audit of the Plan's financial statements. The supplemental schedule is the responsibility of the Plan's management. Our audit procedures included determining whether the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule. In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including its form and content, is presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the schedule is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ Deloitte & Touche LLP
Seattle, Washington
June 19, 2015

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NORDSTROM 401(k) PLAN & PROFIT SHARING
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

	December 31,
	2014	2013
Assets
Participant-directed investments at fair value	$2,656,333	$2,486,077
Employer contributions receivable	81,652	76,181
Notes receivable from participants	90,846	86,014
Accrued income and broker receivable	2,016	2,647
Other assets	1,964	1,953
Total assets	2,832,811	2,652,872

Liabilities
Trustee and administrative fees payable	1,127	1,165
Excess contributions payable to participants	1,232	1,312
Due to broker for securities purchased	161	5,905
Total liabilities	2,520	8,382

Net assets reflecting all investments at fair value	2,830,291	2,644,490

Adjustment from fair value to contract value for fully benefit-responsive stable value fund	(3,688)	(2,608)
Net assets available for benefits	$2,826,603	$2,641,882
The accompanying Notes to Financial Statements are an integral part of these financial statements.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

Plan year ended	December 31, 2014
Additions
Contributions
Employer contributions	$81,652
Participant contributions	109,309
Total contributions	190,961

Investment income
Net appreciation in fair value of investments	165,196
Interest and dividends	41,519
Total investment income	206,715

Total additions	397,676

Deductions
Benefit payments to participants	(208,137)
Trustee fees, administrative expenses and other	(4,818)
Total deductions	(212,955)

Increase in net assets	184,721
Net assets available for benefits at beginning of year	2,641,882
Net assets available for benefits at end of year	$2,826,603
The accompanying Notes to Financial Statements are an integral part of these financial statements.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 1: THE PLAN AND SIGNIFICANT ACCOUNTING POLICIES
The Nordstrom 401(k) Plan & Profit Sharing (the "Plan"), as amended, was originally established on January 1, 1953. The Plan is an individual account profit sharing plan, which, since February 1, 1988, has included a 401(k) feature.
The following describes the provisions of the Plan in effect on December 31, 2014 (except as noted), is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan's provisions.
General
The Plan covers substantially all eligible employees of Nordstrom, Inc. and its participating subsidiaries (the "Company"). For Company profit sharing and matching contributions, participation begins on the first of the month coinciding with or following the first anniversary of the employee's original hire date. For elective salary deferrals (401(k) contributions), participation begins on their hire date. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").
The Plan contains eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code (the "Code"). Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of the employee's original hire date with a salary deferral contribution equal to 2% of eligible compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.
For the Plan years ended December 31, 2014 and 2013, to qualify for Company profit sharing and matching contributions, eligible participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan year. The "last day" requirement is waived if the participant terminates employment due to retirement, disability or death.
Plan Year
The Plan operates on a calendar year ending on December 31st. References to 2014 and 2013 relate to the Plan years ended December 31, 2014 and December 31, 2013, respectively.
Trustees and Administrator of the Plan
The asset trustees of the Plan are Mercer Trust Company (all assets except the Nordstrom Target Retirement Date Funds) and The Bank of New York Mellon (Nordstrom Target Retirement Date Funds only).
The Plan is administered by the Company in conjunction with the Nordstrom Retirement Committee (the "Plan Administrator"), a committee appointed by the Company's Board of Directors. Mercer Human Resource Services provided administrative services in 2014 and in 2013.
Plan Contributions
Contributions to the Plan are made through employee contributions, including catch-up contributions, Company matching contributions, Company profit sharing contributions and participant rollover contributions.
Employee Contributions— Eligible employees may elect to defer eligible compensation on a pre-tax basis, an after-tax (Roth) basis or a combination of both. The maximum elective salary deferral is 50% for non-highly compensated employees and 16% for highly compensated employees. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, an after-tax (Roth) basis or a combination of both. For all employees, the Internal Revenue Service ("IRS") limited participant contributions to a maximum of $17.5 in 2014 and 2013 and $23.0 for those age 50 and over in 2014 and 2013.
Company Matching Contributions— The Company intends to match employee contributions dollar for dollar up to 4% of the participant's eligible compensation, at the discretion of the Company's Board of Directors. For Plan purposes, eligible compensation generally includes taxable salary and wages paid for employee service, including bonuses and commissions, and excludes reimbursements and expense allowances, employee awards, fringe and welfare benefits, moving expenses, severance and disability pay, contributions to a nonqualified deferred compensation program and amounts received as stock or under any stock-based compensation program, and is capped by limits set under the Code ($260 and $255 for 2014 and 2013). Catch-up contributions are not eligible for matching contributions.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Company Profit Sharing Contributions— The Company's Board of Directors determines the Company profit sharing contribution, if any, each year. Profit sharing contributions are invested in participant-directed investments or, if the participant does not make an investment election, defaulted into a Nordstrom Target Retirement Date Fund based on a participant's date of birth and an assumed retirement age of 65. The Company's contribution for each Plan year is allocated among qualified participants based on their eligible compensation (as discussed above) and the completion of the following years of service:

Years of Service Completed	Percent of Eligible Compensation
Less than one	0%
One & Two	1%
Three & Four	2%
Five or more	3%
Participant Rollover Contributions— Participants who have received a withdrawal from another eligible retirement plan or traditional Individual Retirement Account ("IRA") may roll over all or part of that amount into the Plan. Participants may not rollover amounts from a Roth IRA into the Plan.
Investments
Participants are able to direct the investment of their accounts (including Company matching and profit sharing contributions) among any of the available funds. The available funds as of December 31, 2014 are listed in the supplemental Schedule of Assets (Held at End of Year). The available funds are regularly reviewed by the Plan Administrator and are subject to change at any time.
Participation in Investment Activity
Individual accounts are credited daily with a pro-rata share of investment income or loss experienced by the respective funds into which their account balances have been directed. This income or loss is included in net appreciation in fair value of investments on the Statement of Changes in Net Assets Available for Benefits.
Vesting in the Plan
Employees who terminate employment due to retirement, death or total disability are 100% vested in their Plan accounts, regardless of years of service. The Plan defines "retirement" as ending employment at age 60 or older. On termination of employment for reasons other than retirement, death or total disability, the amounts credited to the accounts of participants are vested as follows:
Employee Contributions— Employee contributions (i.e., salary deferral, catch-up and rollover contributions) are always 100% vested.
Company Matching Contributions— Company matching contributions for employees vest as follows:

Years of Service Completed	Vesting Percentage
Less than one	0%
One	33%
Two	67%
Three or more	100%
Company Profit Sharing Contributions— Participants are immediately 100% vested in Company profit sharing contributions.
Forfeitures
When a participant terminates, the nonvested portion of the participant's account, as defined by the Plan, represents a forfeiture, unless the participant resumes service with the Company within five years. At December 31, 2014 and 2013, forfeited nonvested accounts totaled $1,072 and $950. Forfeitures of unvested Company matching or profit sharing contributions from terminated participant accounts are used to offset future Company matching contributions or to pay Plan administrative expenses, as determined by the Plan Administrator. In February 2015 and 2014, the Plan used forfeitures totaling $1,089 and $949 to offset the 2014 and 2013 employer contributions, respectively.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Benefit Payments
On termination of service, a participant (or participant's beneficiary in the case of death) may elect to rollover the value of the vested interest in his or her account to another qualified plan, to receive the value as a lump-sum distribution or elect to remain in the Plan, if the vested account balance (including the rollover account) exceeds $1. These distributions are subject to required distributions under Section 401(a)(9) of the Code. When an active participant reaches age 59½ and continues to work for the Company, the participant is eligible to receive a partial or full distribution of his or her retirement benefits.
Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2014 and 2013 were $892 and $188.
Participant Loans
Participants may borrow from their fund accounts a minimum of $1 and up to a maximum equal to the lesser of:

•	50% of their vested account balance, less the balance of any other outstanding loans from the Plan as of the loan request date, or

•	$50 less the highest outstanding principal balance of any loans during the one-year period immediately preceding the loan request date.
Loan terms are a maximum of five years or, if for the purchase of a principal residence, up to 20 years. The loans are secured by the balance in the participant's account. The interest rate for a loan is determined at the time it is approved. The rate will be prime, as reported by the Wall Street Journal on the last business day of the prior month, plus 1%. Interest rates for participant loans outstanding at December 31, 2014 range from 4.25% to 10.5% and are determined at the time the loan is approved. Principal and interest is paid through payroll deductions, following the participant's semi-monthly or weekly payment cycle. A participant may have a maximum of two loans outstanding at any one time.
Participants may make monthly loan repayments during approved leaves of absence. Alternatively, payment obligations may be suspended during approved leaves of absence not longer than one year and during periods of qualified military service. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan Administrator. If the participant does not make a payment within 90 days of the due date, the loan balances will be deemed distributed and become taxable income to the participant.
Participant loans are included in notes receivable from participants on the Statements of Net Assets Available for Benefits and are measured at their unpaid principal balance plus any accrued unpaid interest. Delinquent participant loans are recorded as distributions based on the terms of the Plan document.
Termination of the Plan
Although it has not expressed an intention to do so, the Company reserves the right to suspend, discontinue or terminate the Plan at any time subject to the provisions set forth in ERISA. The Company may determine whether a suspension or discontinuance of contributions will or will not constitute termination of the Plan.
In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.
Tax Status
The IRS has determined and informed the Company by a letter dated June 12, 2014, that the Plan is designed in conformity with the applicable requirements of the Code. The Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Code, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan's financial statements. Generally accepted accounting principles ("GAAP") requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. As the Plan is tax-exempt, the Plan Administrator has concluded that as of December 31, 2014 and 2013, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions. The IRS has notified the Company that the Plan is under examination for the 2013 Plan year. The Plan Administrator believes it is no longer subject to income tax examinations for years prior to 2011.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Basis of Accounting
The accompanying financial statements have been prepared in accordance with GAAP.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities. Actual results could differ from those estimates and assumptions.
Risks and Uncertainties
The Plan holds various investment instruments, including, but not limited to, common stock, mutual funds and common/collective trust funds ("CCT"). Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect the amounts reported in the financial statements.
Other Assets
Prior to 1993, after five years in the Plan, participants were allowed to purchase life insurance with up to 25% of their annual contributions. This option was terminated in May 1992; however, the Plan still holds previously purchased life insurance for participants. The other assets balance is composed of these amounts recorded at the cash surrender value of the life insurance policy. At December 31, 2014 and 2013, life insurance accounts totaled $1,964 and $1,953.
Investment Valuation and Income Recognition
The Plan's investments are held by the trustees and are recorded at fair value, as follows:

•	Common stock is valued at quoted market prices as of the last trading day of the year.

•
Shares of mutual funds held by the Plan at year end are valued at quoted market prices as of the last trading day of the year, which represent the net asset value ("NAV") of shares. NAV is calculated by dividing the value of the fund's underlying assets (excluding any related costs or liabilities) by the number of shares or units outstanding.

•
CCTs are valued based on the year-end unit value. Unit values are determined by the issuer by dividing the fair values of the total net assets at year end by the outstanding units. The fair values of the total net assets are determined by the nature of the underlying investments. Each underlying investment is valued at fair value according to its investment type.

•
Investments in debt securities are valued using the market approach and observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.

•
The stable value fund is stated at fair value then adjusted to contract value as described in Note 4: Stable Value Fund. Fair value is the NAV of underlying investments and contract value is principal plus accrued interest.

•
Self-directed brokerage accounts allow participants to invest all or a portion of their contributions into investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds, debt securities and CCTs.

•
The Nordstrom Target Retirement Date Funds hold underlying investments which include common stock, mutual funds, debt securities and CCTs. The fair values of the Nordstrom Target Retirement Date Funds are valued based on the underlying investments.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded when earned.
Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net appreciation in fair value of investments, which consists of realized and unrealized gains and losses.
Administrative and Recordkeeping Expenses
Substantially all of the administrative and recordkeeping expenses incurred in connection with the Plan are paid by the Plan and allocated per capita to each participant. The fees allocated during a quarter are reflected on each participant's quarterly statement.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Subsequent Event
In May 2014, the Plan Administrator approved an amendment to the Plan. Effective January 1, 2015, the Plan's name of "Nordstrom 401(k) Plan & Profit Sharing" will be replaced with "Nordstrom 401(k) Plan."
NOTE 2: INVESTMENTS
The following tables present the value of individual investments that represent 5% or more of the Plan's net assets available for benefits:

December 31, 2014
Nordstrom common stock	$373,622
Putnam Stable Value Fund	199,539
Dodge & Cox Stock Fund	184,958
American Funds EuroPacific Growth Fund	183,710
Vanguard Institutional Index Fund	147,824

December 31, 2013
Nordstrom common stock	$302,791
Putnam Stable Value Fund	201,490
American Funds EuroPacific Growth Fund	195,658
Dodge & Cox Stock Fund	174,794
Rainier Small/Mid Cap Equity Fund	134,229
During 2014, the Plan's investments (including investments bought and sold, as well as held during the year) appreciated in value as follows:

Plan year ended	December 31, 2014
Nordstrom common stock	$84,090
Nordstrom Target Retirement Date Funds	52,409
Mutual funds	16,931
Common/collective trust funds	11,518
Brokerage securities	248
Net appreciation in fair value of investments	$165,196
NOTE 3: FAIR VALUE MEASUREMENT
The Plan discloses its assets that are measured at fair value in the Statement of Net Assets Available for Benefits by level within the fair value hierarchy as defined by applicable accounting standards:
Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Other observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity's own assumptions
Transfers of investments between different levels of the fair value hierarchy are recorded as of the end of the reporting period. The following tables summarize by level within the fair value hierarchy, the Plan's investments that were measured at fair value on a recurring basis:

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

	December 31, 2014
	Level 1	Level 2	Total
Equity securities
Nordstrom common stock	$373,622	$—	$373,622
Other corporate stock	205,840	—	205,840
Debt securities
U.S. Government	—	46,811	46,811
Corporate debt	—	56,087	56,087
Other	—	4,983	4,983
Mutual funds
Domestic	787,708	—	787,708
International	479,030	—	479,030
Fixed income	202,878	—	202,878
Common/collective trusts
Putnam Stable Value Fund	—	222,312	222,312
Voya Large Cap Growth Trust (formerly ING)	90,370	—	90,370
Treasury Inflation Protected Securities ("TIPS")	—	25,951	25,951
William Blair Small-Mid Cap Growth Collective Investment Trust	135,678	—	135,678
Other short-term investment funds	—	6,212	6,212
Brokerage securities	—	15,671	15,671
Other	53	3,127	3,180
Total	$2,275,179	$381,154	$2,656,333

	December 31, 2013
	Level 1	Level 2	Total
Equity securities
Nordstrom common stock	$302,791	$—	$302,791
Other corporate stock	177,328	—	177,328
Debt securities
U.S. Government	—	43,106	43,106
Corporate debt	—	46,098	46,098
Other	—	7,409	7,409
Mutual funds
Domestic	857,430	—	857,430
International	485,480	—	485,480
Fixed income	198,119	—	198,119
Common/collective trusts
Putnam Stable Value Fund	—	225,170	225,170
Voya Large Cap Growth Trust (formerly ING)	85,480	—	85,480
Treasury Inflation Protected Securities ("TIPS")	—	26,423	26,423
Other short-term investment funds	4,426	7,401	11,827
Brokerage securities	—	15,471	15,471
Other	106	3,839	3,945
Total	$2,111,160	$374,917	$2,486,077

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Certain funds or investments are valued using the NAV of shares or units. The Plan's NAV funds are measured daily and may be redeemed daily with no restrictions related to the redemption notice period.
The Plan did not have any Level 3 measurements as of December 31, 2014 and 2013. During 2014 and 2013, there were no transfers in or out of Levels 1, 2 or 3.
NOTE 4: STABLE VALUE FUND
The Putnam Stable Value Fund (the "Fund") is a common/collective trust fund. The Fund may invest in fixed interest insurance investment contracts, money market funds, corporate and government bonds, mortgage-backed securities, bond funds and other fixed income securities. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment in the Fund at contract value. Contract value represents contributions made to the fund, plus earnings less participant withdrawals and administrative expenses.
The Statements of Net Assets Available for Benefits present the Fund at fair value, as well as an additional line item showing an adjustment from fair value to contract value. Fair value of the underlying investments of the Fund is calculated by discounting the related cash flows based on current yields of similar instruments with comparable durations.
Certain events may limit the ability of the Fund to transact at contract value. Such events include but are not limited to: complete or partial plan termination or merger with another plan; failure of the Plan or its trust to qualify for exemption from federal income taxes or any required prohibited transaction exemption under ERISA; transfer of assets from the Fund directly into a competing investment option; or any communication given to Plan participants designed to influence a participant not to invest in the Fund or to transfer assets out of the Fund. Plan management believes that the occurrence of events that would cause the Fund to transact at less than contract value is not probable.
NOTE 5: EXEMPT PARTY-IN-INTEREST TRANSACTIONS
Mercer Trust Company has been the trustee of all assets of the Plan since January 1, 2005, with the exception of the Nordstrom Target Retirement Date Funds. The Bank of New York Mellon has been the trustee of the Nordstrom Target Retirement Date Funds since inception of these funds on September 6, 2011. Accordingly, Mercer Trust Company and The Bank of New York Mellon are each a party-in-interest with respect to the Plan.
The Plan invested in investment funds held by Mercer Trust Company and its affiliates during 2014. Transactions in these investments qualify as exempt party-in-interest transactions because an independent fiduciary (the Nordstrom Retirement Committee) causes the Plan to make these investment decisions. Fees paid by the Plan to Mercer Trust Company were $1,656 for 2014. Fees paid by the Plan to The Bank of New York Mellon were $367 for 2014.
As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. The Company's employer contributions to the Plan qualify as exempt party-in-interest transactions because a fiduciary does not cause the Plan to participate in the transactions. In addition, there were no reimbursements of direct expenses paid by the Plan to the Company for Plan operations and administration in 2014. As of December 31, 2014 and 2013, the Plan held 4,709 and 4,902 shares of Nordstrom common stock, with a cost basis of $143,125 and $136,977. The Plan recorded dividend income of $6,342 during 2014.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 6: EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain non-discrimination rules under ERISA and the Code. For 2014 and 2013, the Plan failed certain of the non-discrimination tests under the Code due to lower contribution percentages by non-highly compensated eligible employees relative to the contribution percentages of highly compensated eligible employees. In order to meet the requirements of the non-discrimination rules, the Plan refunded a portion of the contributions made by highly compensated participants, in accordance with applicable provisions of the Code. Additionally, the Plan is required to return contributions received from participants during the Plan year in excess of the Code limits (see Note 1: The Plan and Significant Accounting Policies for additional information on IRS contribution limitations). These refunds are accrued as "Excess contributions payable to participants" in the Statements of Net Assets Available for Benefits and are recorded as "Benefit payments to participants" on the Statement of Changes in Net Assets Available for Benefits. The net refund for 2014, paid in March 2015, totaled $1,232 and included approximately $82 of investment earnings. The net refund for 2013, paid in March 2014, totaled $1,312 and included approximately $226 of investment earnings.
NOTE 7: RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration ("EBSA") as of:

	December 31,
	2014	2013
Net assets available for benefits per the financial statements	$2,826,603	$2,641,882
Adjustment from contract value to fair value for fully benefit-responsive stable value fund	3,688	2,608
Trustee and administrative fees payable	855	913
Net assets available for benefits per Form 5500	$2,831,146	$2,645,403
The following is a reconciliation of total net investment income per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the EBSA:

Plan year ended	December 31, 2014
Total investment income per the financial statements	$206,715
Change in the adjustment from contract value to fair value for fully benefit-responsive stable value fund	1,080
Investment management and custodian fees	2
Total investment income per Form 5500	$207,797

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NORDSTROM 401(k) PLAN & PROFIT SHARING
FORM 5500, SCHEDULE H, PART IV, LINE 4i, SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2014
(Dollars in thousands)

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
Nordstrom, Inc.[1]	Common Stock	$373,622
Putnam Stable Value Fund	CCT	199,539
Voya Large Cap Growth	CCT	90,370
William Blair Small-Mid Cap Growth	CCT	135,678
American Funds Europacific Growth Fund	Mutual Fund	183,710
Dodge & Cox Stock Fund	Mutual Fund	184,958
Neuberger & Berman Genesis Fund	Mutual Fund	113,536
PIMCO Total Return Fund	Mutual Fund	92,795
Vanguard Institutional Index Fund	Mutual Fund	147,824
Brokerage Securities	Self-directed Brokerage Securities	15,671
SDB Money Market Fund	Self-directed Brokerage Money Market Fund	3,127
Pending Account	Noninterest-bearing cash	53
New England Life Insurance	Life insurance policies	1,964
Participant Loans[1]
Loan interest rates range from 4.25% to 10.5%. Loan repayment is made through regular payroll deductions for a period of up to 5 years for general loans and over a longer period for loans used to finance the purchase of a principal residence. If a participant's employment terminates for any reason and the loan balances are not paid in full within 90 days of termination, the loan balances will be deemed distributed and become taxable income to the participant. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan administrator.
		90,846
1 Party-in-interest
2 Cost information is not required for participant-directed investments and therefore is not included.

See accompanying Report of Independent Registered Public Accounting Firm.

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Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]

Investments held within the Nordstrom Target Retirement Date Funds[1]:

Aberdeen International Equity Fund	Mutual Fund	$143,664
American Funds EuroPacific Growth Fund	Mutual Fund	151,656
Dodge & Cox Stock Fund	Mutual Fund	131,747
Neuberger Berman Genesis Fund/Institutional	Mutual Fund	71,450
PIMCO Asset Bkd Secs Portfolio	Mutual Fund	2,739
PIMCO Emerging Mkts Portfolio Instl	Mutual Fund	3,494
PIMCO High Yield Portfolio Instl	Mutual Fund	2,372
PIMCO Intl Port	Mutual Fund	9,725
PIMCO Invt Grade Corp Portfolio Instl	Mutual Fund	17,014
PIMCO Mtg Portfolio Instl	Mutual Fund	29,121
PIMCO Municipal Sector Portfolio	Mutual Fund	1,266
PIMCO Real Return Bd Port Instl	Mutual Fund	14,596
PIMCO Short Term Portfolio Instl	Mutual Fund	2,380
PIMCO U.S. Govt Sect Portfolio Instr	Mutual Fund	18,282
PIMCO Short Term Fltg NAV - Port II	Mutual Fund	9,094
Vanguard Institutional Index Fund	Mutual Fund	138,193
EB Temporary Investment Fund	CCT - due 12/31/2049 - variable	6,212
Putnam Stable Value Fund	CCT	22,773
SSGA TIPS Index	CCT	25,951
FHLMC POOL #G3-0315	U.S. Government Securities - due 1/1/2027 - 6.0%	312
FHLMC POOL #G3-0320	U.S. Government Securities - due 7/1/2025 - 6.0%	508
FHLMC POOL #G1-4667	U.S. Government Securities - due 2/1/2027 - 4.0%	624
FHLMC POOL #H0-1774	U.S. Government Securities - due 9/1/2037 - 6.5%	50
FHLMC POOL #G0-7600	U.S. Government Securities - due 3/1/2042 - 4.5%	956
FHLMC POOL #J1-2899	U.S. Government Securities - due 9/1/2025 - 4.0%	583
FHLMC POOL #C9-0981	U.S. Government Securities - due 7/1/2026 - 6.5%	485
FHLMC POOL #C9-1013	U.S. Government Securities - due 1/1/2027 - 6.5%	294
FHLMC POOL #1H-2592	U.S. Government Securities - due 1/1/2036 - variable	210
FHLMC POOL #H0-9197	U.S. Government Securities - due 10/1/2038 - 6.5%	53
FHLMC POOL #H0-9212	U.S. Government Securities - due 5/1/2038 - 5.5%	111
FHLMC POOL #84-9254	U.S. Government Securities - due 1/1/2042 - variable	1,062
FHLMC POOL #84-9327	U.S. Government Securities - due 5/1/2044 - variable	1,838
FHLMC POOL #84-9505	U.S. Government Securities - due 10/1/2044 - 2.88%	502
FHLMC POOL #Q0-3517	U.S. Government Securities - due 9/1/2041 - 4.5%	1,020
FHLMC POOL #78-1274	U.S. Government Securities - due 2/1/2034 - variable	246
FNMA POOL #0255779	U.S. Government Securities - due 6/1/2025 - 6.0%	476
FNMA POOL #0256653	U.S. Government Securities - due 3/1/2027 - 6.5%	279
FNMA POOL #0256851	U.S. Government Securities - due 8/1/2037 - 7.0%	111
FNMA POOL #0257007	U.S. Government Securities - due 12/1/2027 - 6.0%	157
FNMA POOL #0AL0406	U.S. Government Securities - due 6/1/2038 - 6.0%	90
1 The Plan has thirteen Nordstrom Target Retirement Date Funds, including: Nordstrom Target Retirement Date Income Fund, Nordstrom Target Retirement Date 2000 Fund, Nordstrom Target Retirement Date 2005 Fund, Nordstrom Target Retirement Date 2010 Fund, Nordstrom Target Retirement Date 2015 Fund, Nordstrom Target Retirement Date 2020 Fund, Nordstrom Target Retirement Date 2025 Fund, Nordstrom Target Retirement Date 2030 Fund, Nordstrom Target Retirement Date 2035 Fund, Nordstrom Target Retirement Date 2040 Fund, Nordstrom Target Retirement Date 2045 Fund, Nordstrom Target Retirement Date 2050 Fund and Nordstrom Target Retirement Date 2055 Fund.

15 of 22

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
FNMA POOL #0AL0852	U.S. Government Securities - due 6/1/2038 - 6.0%	$161
FNMA POOL #0AL1845	U.S. Government Securities - due 6/1/2039 - variable	256
FNMA POOL #0AL1900	U.S. Government Securities - due 8/1/2026 - 4.5%	619
FNMA POOL #0AL2689	U.S. Government Securities - due 2/1/2027 - 4.0%	511
FNMA POOL #0AL4577	U.S. Government Securities - due 1/1/2034 - 4.5%	858
FNMA POOL #0AL5145	U.S. Government Securities - due 10/1/2033 - 4.0%	1,243
FNMA POOL #0AL5749	U.S. Government Securities - due 7/1/2042 - 4.5%	825
FNMA POOL #0AL5957	U.S. Government Securities - due 11/1/2029 - 4.0%	1,131
FNMA POOL #0AL6209	U.S. Government Securities - due 7/1/2021 - 4.887%	275
FNMA POOL #0AS0923	U.S. Government Securities - due 11/1/2043 - 4.5%	560
FNMA POOL #0AW4697	U.S. Government Securities - due 5/1/2044 - 2.948%	640
FNMA GTD REMIC P/T 13-26 FE	U.S. Government Securities - due 4/25/2043 - variable	1,288
FNMA GTD REMIC P/T 13-128 CF	U.S. Government Securities - due 12/25/2043 - variable	1,631
FNMA GTD REMIC P/T 14-M13 ASQ2	U.S. Government Securities - due 11/25/2017 - 1.648%	277
FNMA GTD REMIC P/T 12-46 BA	U.S. Government Securities - due 5/25/2042 - 6.0%	1,279
FHLMC MULTICLASS MTG 4240 FA	U.S. Government Securities - due 8/15/2043 - variable	1,140
FHLMC MULTICLASS CTF 4283 EW	U.S. Government Securities - due 12/15/2043 - variable	499
FHLMC MULTICLASS MTG 4319 MA	U.S. Government Securities - due 3/15/2044 - variable	786
FNMA GTD REMIC P/T 01-79 BA	U.S. Government Securities - due 3/25/2045 - 7.0%	65
FNMA GTD REMIC P/T 01-T10 A1	U.S. Government Securities - due 12/25/2041 - 7.0%	388
FNMA GTD REMIC P/T 04-W2 5A	U.S. Government Securities - due 3/25/2044 - 7.5%	607
FHLMC MULTICLASS MTG 2957 VZ	U.S. Government Securities - due 2/15/2035 - 5.0%	1,142
FNMA GTD REMIC P/T 07-50 DZ	U.S. Government Securities - due 6/25/2037 - 5.5%	1,278
FNMA GTD REMIC P/T 07-W10 2A	U.S. Government Securities - due 8/25/2047 - variable	480
FNMA POOL #0735503	U.S. Government Securities - due 4/1/2035 - 6.0%	266
FNMA POOL #0735608	U.S. Government Securities - due 3/1/2035 - variable	515
FNMA POOL #0745329	U.S. Government Securities - due 7/1/2035 - 6.0%	412
FNMA POOL #0884704	U.S. Government Securities - due 6/1/2036 - variable	158
FNMA POOL #0888154	U.S. Government Securities - due 11/1/2036 - variable	388
FNMA POOL #0888367	U.S. Government Securities - due 3/1/2037 - 7.0%	956
FNMA POOL #0888787	U.S. Government Securities - due 10/1/2037 - 6.5%	96
FNMA POOL #0889095	U.S. Government Securities - due 1/1/2038 - 6.5%	135
FNMA POOL #0889634	U.S. Government Securities - due 2/1/2023 - 6.0%	534
FNMA POOL #0889984	U.S. Government Securities - due 10/1/2038 - 6.5%	379
FNMA POOL #0976853	U.S. Government Securities - due 11/1/2029 - 5.5%	468
FNMA POOL #0995487	U.S. Government Securities - due 8/1/2037 - 6.0%	501
FNMA POOL #0AB1763	U.S. Government Securities - due 11/1/2030 - 4.0%	239
FNMA POOL #0AB8086	U.S. Government Securities - due 10/1/2037 - 6.0%	147
FNMA POOL #0MA0232	U.S. Government Securities - due 11/1/2029 - 4.5%	1,212
FNMA POOL #0AD0121	U.S. Government Securities - due 9/1/2029 - 4.5%	865
FNMA POOL #0AD0130	U.S. Government Securities - due 8/1/2039 - 6.5%	96
FNMA POOL #0AD0198	U.S. Government Securities - due 9/1/2038 - 5.5%	229
FNMA POOL #0AD0217	U.S. Government Securities - due 8/1/2037 - 6.0%	473
FNMA POOL #0AD0218	U.S. Government Securities - due 9/1/2036 - 6.0%	476
FNMA POOL #0AD0964	U.S. Government Securities - due 11/1/2039 - 5.5%	1,043
FNMA POOL #0AE0288	U.S. Government Securities - due 10/1/2037 - 6.0%	78
SBA GTD PARTN CTFS 2006-20E 1	U.S. Government Securities - due 5/1/2026 - 5.87%	417
SBA GTD PARTN CTFS 2007-20B 1	U.S. Government Securities - due 2/1/2027 - 5.49%	457

16 of 22

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
SBA GTD PARTN CTFS 2007-20D 1	U.S. Government Securities - due 4/1/2027 - 5.32%	$261
U.S. TREASURY NOTE	U.S. Government Securities - due 11/30/2015 - 0.25%	3,000
U.S. TREASURY NOTE	U.S. Government Securities - due 2/28/2019 - 1.5%	741
U.S. TREASURY NOTE	U.S. Government Securities - due 4/15/2015 - 0.375%	2,352
U.S. TREASURY NOTE	U.S. Government Securities - due 7/31/2017 - 0.5%	20
U.S. TREASURY NOTE	U.S. Government Securities - due 8/15/2016 - 0.625%	391
U.S. TREASURY NOTE	U.S. Government Securities - due 10/15/2016 - 0.625%	1,600
21st Century Fox America, Inc.	Corporate Debt - due 12/15/2035 - 6.4%	98
21st Century Fox America, Inc.	Corporate Debt - due 3/1/2037 - 6.15%	125
21st Century Fox America, Inc.	Corporate Debt - due 11/15/2037 - 6.65%	367
American Express Credit AC 3 A	Corporate Debt - due 4/15/2020 - 0.26%	1,101
American Express Credit AC 4 A	Corporate Debt - due 6/15/2020 - 1.43%	560
Anthem, Inc.	Corporate Debt - due 2/15/2019 - 7.0%	766
AT&T Corp.	Corporate Debt - due 11/15/2031 - variable	258
AT&T, Inc.	Corporate Debt - due 2/15/2039 - 6.55%	554
BAC Capital Trust XI	Corporate Debt - due 5/23/2036 - 6.625%	1,109
Bank of America Corp.	Corporate Debt - due 6/1/2019 - 7.625%	302
Bank of America Corp.	Corporate Debt - due 7/1/2020 - 5.625%	199
Bank of America Corp.	Corporate Debt - due 8/26/2024 - 4.2%	204
Bank of America N.A.	Corporate Debt - due 3/15/2017 - 5.3%	403
Bank One Capital III	Corporate Debt - due 9/1/2030 - 8.75%	650
Barclays PLC	Corporate Debt - due 9/11/2024 - 4.375%	530
Becton Dickinson and Co.	Corporate Debt - due 12/15/2024 - 3.734%	154
BNP Paribas S.A.	Corporate Debt - due 10/15/2024 - 4.25%	833
BNSF Railway Co.	Corporate Debt - due 4/1/2024 - 5.996%	229
Boston Properties LP	Corporate Debt - due 10/15/2019 - 5.875%	343
Boston Properties LP	Corporate Debt - due 5/15/2021 - 4.125%	133
Boston Properties LP	Corporate Debt - due 2/1/2023 - 3.85%	285
Boston Properties LP	Corporate Debt - due 9/1/2023 - 3.125%	269
Boston Scientific Corp.	Corporate Debt - due 6/15/2016 - 6.4%	669
Boston Scientific Corp.	Corporate Debt - due 1/15/2020 - 6.0%	310
Burlington Northern Santa Fe LLC	Corporate Debt - due 4/1/2024 - 3.75%	520
Burlington Northern Santa Fe LLC	Corporate Debt - due 1/15/2021 - 8.251%	653
Burlington Northern Santa Fe LLC	Corporate Debt - due 9/1/2023 - 3.85%	474
Capital One Financial Corp.	Corporate Debt - due 6/15/2023 - 3.5%	556
CEMEX Finance LLC 144A	Corporate Debt - due 4/1/2024 - 6.0%	414
CEMEX SAB de CV 144A	Corporate Debt - due 12/10/2019 - 6.5%	486
Chase Issuance Trust A5 A	Corporate Debt - due 5/15/2017 - 0.47%	285
Chase Issuance Trust A7 A	Corporate Debt - due 11/15/2019 - 1.45%	798
Chase Issuance Trust A8 A8	Corporate Debt - due 10/15/2018 - 1.01%	320
Chase Issuance Trust A8 A8	Corporate Debt - due 10/16/2017 - 0.54%	1,384
CIGNA Corp.	Corporate Debt - due 5/15/2027 - 7.875%	322
CIGNA Corp.	Corporate Debt - due 11/15/2036 - 6.15%	405
CIGNA Corp.	Corporate Debt - due 5/1/2019 - 8.5%	247
CIGNA Corp.	Corporate Debt - due 6/15/2020 - 5.125%	83
CIGNA Corp.	Corporate Debt - due 2/15/2022 - 4.0%	158
Citigroup, Inc.	Corporate Debt - due 5/15/2018 - variable	517
Citigroup, Inc.	Corporate Debt - due 5/15/2023 - 3.5%	97

17 of 22

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
Comcast Corp.	Corporate Debt - due 5/15/2018 - 5.7%	$141
Comcast Corp.	Corporate Debt - due 2/15/2018 - 5.875%	394
Cox Communications, Inc. 144A	Corporate Debt - due 12/1/2016 - 5.875%	730
Cox Communications, Inc. 144A	Corporate Debt - due 12/15/2022 - 3.25%	589
Cox Communications, Inc. 144A	Corporate Debt - due 6/30/2023 - 2.95%	360
Cox Communications, Inc. 144A	Corporate Debt - due 2/1/2025 - 3.85%	555
CSX Transportation, Inc.	Corporate Debt - due 1/15/2023 - 6.251%	275
Dillard's, Inc.	Corporate Debt - due 5/15/2027 - 7.75%	475
Dillard's, Inc.	Corporate Debt - due 1/15/2018 - 6.625%	274
Dominion Resources, Inc.	Corporate Debt - due 10/1/2054 - variable	522
The Dow Chemical Co.	Corporate Debt - due 11/1/2029 - 7.375%	233
The Dow Chemical Co.	Corporate Debt - due 5/15/2019 - 8.559%	985
The Dow Chemical Co.	Corporate Debt - due 5/15/2039 - 9.4%	406
Eaton Corp.	Corporate Debt - due 11/2/2017 - 1.5%	75
Eaton Corp.	Corporate Debt - due 11/2/2022 - 2.75%	196
Enel Finance International 144A	Corporate Debt - due 9/15/2037 - 6.8%	384
Enel Finance International 144A	Corporate Debt - due 10/7/2039 - 6.0%	264
Enel Spa 144A	Corporate Debt - due 9/24/2073 - variable	232
ERP Operating LP	Corporate Debt - due 4/15/2023 - 3.0%	780
Export-Import Bank of Korea	Corporate Debt - due 1/11/2017 - 4.0%	210
Federal Express Corp. 1998 Pass	Corporate Debt - due 7/15/2023 - 6.72%	117
Ford Motor Credit Co. LLC	Corporate Debt - due 1/15/2020 - 8.125%	248
Ford Motor Credit Co. LLC	Corporate Debt - due 2/1/2021 - 5.75%	372
Ford Motor Credit Co. LLC	Corporate Debt - due 8/2/2021 - 5.875%	232
General Electric Capital Corp.	Corporate Debt - due 1/8/2020 - 5.5%	630
General Electric Capital Corp.	Corporate Debt - due 9/16/2020 - 4.375%	438
General Electric Capital Corp.	Corporate Debt - due 10/17/2021 - 4.65%	310
HCA, Inc.	Corporate Debt - due 1/15/2015 - 6.375%	350
HCA, Inc.	Corporate Debt - due 2/15/2016 - 6.5%	965
Health Net, Inc.	Corporate Debt - due 6/1/2017 - 6.375%	432
Hewlett-Packard Co.	Corporate Debt - due 12/9/2016 - 3.3%	439
HSBC Holdings plc	Corporate Debt - due 5/2/2036 - 6.5%	578
HSBC Holdings plc	Corporate Debt - due 9/15/2037 - 6.5%	707
HSBC Holdings plc	Corporate Debt - due 4/5/2021 - 5.1%	170
Kinder Morgan, Inc.	Corporate Debt - due 6/1/2025 - 4.3%	200
Lafarge S.A.	Corporate Debt - due 7/15/2016 - 6.5%	586
Lafarge S.A. 144A	Corporate Debt - due 7/9/2015 - variable	435
Liberty Interactive LLC	Corporate Debt - due 2/1/2030 - 8.25%	56
Lloyds Banking Group plc	Corporate Debt - due 11/4/2024 - 4.5%	303
Macy's Retail Holdings, Inc.	Corporate Debt - due 9/15/2028 - 6.7%	1,317
Macy's Retail Holdings, Inc.	Corporate Debt - due 7/15/2024 - 6.65%	310
Myriad International Holdings 144A	Corporate Debt - due 7/18/2020 - 6.0%	601
Navient Corp.	Corporate Debt - due 6/15/2018 - 8.45%	167
Navient Corp.	Corporate Debt - due 1/25/2016 - 6.25%	156
Navient Corp.	Corporate Debt - due 1/25/2017 - 6.0%	524
Navient Corp.	Corporate Debt - due 9/10/2015 - 3.875%	227
Nordstrom, Inc.	Corporate Debt - due 3/15/2028 - 6.95%	352
Petrobras Global Finance B.V.	Corporate Debt - due 1/27/2021 - 5.375%	440

18 of 22

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
Petrobras Global Finance B.V.	Corporate Debt - due 5/20/2023 - 4.375%	$194
Petrobras Global Finance B.V.	Corporate Debt - due 3/17/2024 - 6.25%	357
Petroleos Mexicanos	Corporate Debt - due 1/23/2045 - 6.375%	595
Petroleos Mexicanos	Corporate Debt - due 1/18/2024 - 4.875%	260
Petroleos Mexicanos 144A	Corporate Debt - due 1/15/2025 - 4.25%	248
Provident Cos., Inc.	Corporate Debt - due 3/15/2028 - 7.25%	381
Reed Elsevier Capital, Inc.	Corporate Debt - due 1/15/2019 - 8.625%	153
Reed Elsevier Capital, Inc.	Corporate Debt - due 10/15/2022 - 3.125%	560
Rio Oil Finance Trust 144A	Corporate Debt - due 7/6/2024 - 6.25%	1,052
Rio Oil Finance Trust 144A	Corporate Debt - due 1/6/2027 - 6.75%	1,003
Royal Bank Of Scotland Group plc	Corporate Debt - due 12/19/2023 - 6.0%	325
Royal Bank Of Scotland Group plc	Corporate Debt - due 12/15/2022 - 6.125%	1,088
SLM Private Education C A2 144A	Corporate Debt - due 10/15/2046 - 3.31%	829
Sprint Communications, Inc.	Corporate Debt - due 12/1/2016 - 6.0%	445
Telecom Italia Capital S.A.	Corporate Debt - due 6/18/2019 - 7.175%	573
Telecom Italia Capital S.A.	Corporate Debt - due 7/18/2036 - 7.2%	134
Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2018 - 6.999%	666
Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2038 - 7.721%	307
Time Warner Cable, Inc.	Corporate Debt - due 2/14/2019 - 8.75%	371
Time Warner Cable, Inc.	Corporate Debt - due 4/1/2019 - 8.25%	887
Time Warner Cable, Inc.	Corporate Debt - due 2/1/2020 - 5.0%	165
Time Warner Cable, Inc.	Corporate Debt - due 9/1/2021 - 4.0%	239
Time Warner, Inc.	Corporate Debt - due 5/1/2032 - 7.7%	1,695
Union Pacific Corp.	Corporate Debt - due 7/15/2022 - 4.163%	330
Union Pacific Railroad Co. 1998	Corporate Debt - due 2/23/2019 - 6.7%	57
Union Pacific Railroad Co. 2006	Corporate Debt - due 7/2/2030 - 5.866%	1,362
Verizon Communications, Inc.	Corporate Debt - due 9/15/2023 - 5.15%	1,297
Verizon Communications, Inc.	Corporate Debt - due 9/15/2043 - 6.55%	160
Verizon Communications, Inc.	Corporate Debt - due 3/15/2024 - 4.15%	388
Vulcan Materials Co.	Corporate Debt - due 12/1/2016 - 6.5%	29
Vulcan Materials Co.	Corporate Debt - due 6/15/2021 - 7.5%	524
Xerox Corp.	Corporate Debt - due 2/1/2017 - 6.75%	1,020
Xerox Corp.	Corporate Debt - due 5/15/2021 - 4.5%	481
California State	Municipal Debt - due 4/1/2034 - 7.5%	803
California State	Municipal Debt - due 10/1/2039 - 7.3%	663
California State	Municipal Debt - due 3/1/2040 - 7.625%	307
Illinois State	Municipal Debt - due 3/1/2017 - 5.365%	1,365
Illinois State	Municipal Debt - due 3/1/2018 - 5.665%	383
Los Angeles CA Unif Sch Dist	Municipal Debt - due 7/1/2034 - 6.758%	592
New Jersey St Turnpike Auth	Municipal Debt - due 1/1/2041 - 7.102%	870
Citigroup Capital XIII	Preferred Stock - 7.875%	1,092
2U Inc.	Common Stock	578
AbbVie, Inc.	Common Stock	2,930
Abiomed, Inc.	Common Stock	786
ABM Industries, Inc.	Common Stock	703
Actavis plc	Common Stock	2,337
Affiliated Managers Group, Inc.	Common Stock	1,423
Akamai Technologies, Inc.	Common Stock	1,150

19 of 22

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
Akorn, Inc.	Common Stock	$851
Alexion Pharmaceuticals, Inc.	Common Stock	1,786
Align Technology, Inc.	Common Stock	987
Allergan, Inc.	Common Stock	2,634
Amazon.com, Inc.	Common Stock	3,200
Ameriprise Financial, Inc.	Common Stock	2,108
Ametek, Inc.	Common Stock	1,590
Amgen, Inc.	Common Stock	1,661
Anadarko Petroleum Corp.	Common Stock	2,003
Ansys, Inc.	Common Stock	840
Apple, Inc.	Common Stock	8,055
B/E Aerospace, Inc.	Common Stock	600
Biomarin Pharmaceutical, Inc.	Common Stock	1,373
Bio-Techne Corp.	Common Stock	940
BlackRock, Inc.	Common Stock	2,346
Booz Allen Hamilton Holding Co.	Common Stock	859
Bristol-Myers Squib Co.	Common Stock	1,738
Brookdale Senior Living, Inc.	Common Stock	934
Cameron International Corp.	Common Stock	1,332
Carrizo Oil & Gas, Inc.	Common Stock	438
Catamaran Corp.	Common Stock	797
CBOE Holdings, Inc.	Common Stock	1,306
Celanese Corp.	Common Stock	962
Celgene Corp.	Common Stock	1,940
Check Point Software Technologies Ltd.	Common Stock	1,395
Chipotle Mexican Grill, Inc.	Common Stock	1,673
Choice Hotels International, Inc.	Common Stock	822
Cognizant Technology Solutions	Common Stock	2,338
Comcast Corp.	Common Stock	3,356
Concho Resources, Inc.	Common Stock	417
Corporate Executive Board Corp.	Common Stock	838
CoStar Group, Inc.	Common Stock	1,124
Costco Wholesale Corp.	Common Stock	2,761
Crown Holdings, Inc.	Common Stock	1,051
CVS Health Corp.	Common Stock	2,588
Cyberonics, Inc.	Common Stock	602
Danaher Corp.	Common Stock	1,808
Delta Air Lines, Inc.	Common Stock	2,017
Dish Network Corp.	Common Stock	1,433
Drew Industries, Inc.	Common Stock	682
Eastman Chemical Co.	Common Stock	1,469
Electronic Arts, Inc.	Common Stock	1,819
Encore Capital Group, Inc.	Common Stock	683
EOG Resources, Inc.	Common Stock	1,234
Exact Sciences Corp.	Common Stock	918
ExamWorks Group, Inc.	Common Stock	617
Facebook, Inc.	Common Stock	2,435
Factset Research Systems, Inc.	Common Stock	920

20 of 22

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
First Cash Financial Services	Common Stock	$519
FirstService Corp.	Common Stock	766
Fortune Brands Home & Security, Inc.	Common Stock	784
Forum Energy Technologies, Inc.	Common Stock	346
Frank's International N.V.	Common Stock	484
Freescale Semiconductor Ltd.	Common Stock	1,362
FXCM, Inc	Common Stock	948
Gartner, Inc.	Common Stock	992
Gilead Sciences, Inc.	Common Stock	2,422
Google, Inc.	Common Stock	4,959
Graco, Inc.	Common Stock	536
Guidewire Software, Inc.	Common Stock	1,515
Gulfport Energy Corp.	Common Stock	359
Healthcare Services Group, Inc.	Common Stock	717
HealthSouth Corp.	Common Stock	1,264
Helmerich & Payne, Inc.	Common Stock	306
Hexcel Corp.	Common Stock	846
Hilton Worldwide Holdings, Inc.	Common Stock	1,728
The Home Depot, Inc.	Common Stock	4,314
ICF International, Inc.	Common Stock	1,165
IDEXX Laboratories, Inc.	Common Stock	1,028
Ingersoll-Rand PLC	Common Stock	1,651
Intercontinental Exchange, Inc.	Common Stock	1,010
International Flavors & Fragrance	Common Stock	1,063
Intuit, Inc.	Common Stock	2,430
J2 Global, Inc.	Common Stock	2,131
Jarden Corp.	Common Stock	1,081
Jones Lang LaSalle, Inc.	Common Stock	1,735
KLX, Inc.	Common Stock	213
Lazard Ltd.	Common Stock	655
Ligand Pharmaceuticals, Inc.	Common Stock	733
LPL Financial Holdings, Inc.	Common Stock	672
Macy's, Inc.	Common Stock	1,387
ManpowerGroup, Inc.	Common Stock	546
MasterCard, Inc.	Common Stock	2,633
McKesson Corp.	Common Stock	2,949
Mead Johnson Nutrition Co.	Common Stock	1,014
Medivation, Inc.	Common Stock	790
Mednax, Inc.	Common Stock	1,279
Mettler-Toledo International, Inc.	Common Stock	1,218
Microsoft Corp.	Common Stock	4,804
The Middleby Corp.	Common Stock	837
Monster Beverage Corp.	Common Stock	1,499
Neustar, Inc.	Common Stock	492
Nike, Inc.	Common Stock	1,985
Nu Skin Enterprises, Inc.	Common Stock	855
Oceaneering International, Inc.	Common Stock	397
Old Dominion Freight Line, Inc.	Common Stock	877

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Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
Oracle Corp.	Common Stock	$3,550
PACCAR, Inc.	Common Stock	983
Packaging Corporation of America	Common Stock	1,489
Pandora Media, Inc.	Common Stock	612
PepsiCo, Inc.	Common Stock	3,782
Polaris Industries, Inc.	Common Stock	1,097
PRA Group, Inc.	Common Stock	1,206
Prudential Financial, Inc.	Common Stock	1,746
Quintiles Transnational Holdings	Common Stock	1,065
Red Hat, Inc.	Common Stock	885
Robert Half International, Inc.	Common Stock	1,639
Roper Industries, Inc.	Common Stock	1,800
Sally Beauty Holdings, Inc.	Common Stock	814
SBA Communications Corp.	Common Stock	1,354
Signature Bank	Common Stock	964
Sirona Dental Systems, Inc.	Common Stock	1,340
Six Flags Entertainment Corp.	Common Stock	1,597
St. Jude Medical, Inc.	Common Stock	1,506
Starbucks Corp.	Common Stock	1,889
Stericycle, Inc.	Common Stock	1,802
Team Health Holdings, Inc.	Common Stock	809
Textron, Inc.	Common Stock	1,328
The Toro Co.	Common Stock	658
Towers Watson & Co.	Common Stock	957
Tractor Supply Co.	Common Stock	783
Transdigm Group, Inc.	Common Stock	706
Trimas Corp.	Common Stock	710
Tyco International plc	Common Stock	1,677
Ulta Salon Cosmetics & Fragrance	Common Stock	1,881
Union Pacific Corp.	Common Stock	2,865
Vantiv, Inc.	Common Stock	1,147
Visa, Inc.	Common Stock	2,484
VMware, Inc.	Common Stock	1,437
The Walt Disney Co.	Common Stock	3,015
Wesco International, Inc.	Common Stock	620
Williams-Sonoma, Inc.	Common Stock	1,379
WNS (Holdings) Limited	Common Stock	689

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